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                                                        EXHIBIT 1.A.(5)(b)(11)




[LOGO]                            MONARCH LIFE
                             LIFE INSURANCE COMPANY

                             Springfield, Massachusetts 01133



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POLICY AMENDMENT RIDER

This rider replaces the provision "Right to Examine this Policy"


Right to Examine
This Policy"                               This policy may be returned within
                                           10 days after the owner receives it
                                           in the mail or deliver it to us or
                                           to the agent.  The returned policy
                                           will be treated as if we never
                                           issued it.  We'll promptly refund
                                           the full investment base of this
                                           policy.

                                           The investment base may increase or
                                           decrease during the 10 day free look
                                           period, depending on investment
                                           results.  No minimum amount is
                                           guaranteed.




                             /s/ RAYMOND A TERFERA    /s/  BRUCE BROWN
                             ---------------------    -----------------
                             Raymond A. Terfera       Bruce Brown
                             Secretary                President

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